EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report on Form 10-Q of Advanced Technologies Group, Ltd. (the "Company") for the fiscal quarter ended October 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the "report"), the undersigned, Alex Stelmak, Chief Executive Officer, Chairman of the Board and Chief Financial Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

     (1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 6, 2011

                                              /s/ Alex Stelmak
                                              ----------------------------------
                                              Alex Stelmak
                                              Chief Executive Officer,
                                              Chairman of the Board and
                                              Chief Financial Officer